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                                                                                         EXHIBIT 12

                            HERSHEY FOODS CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS OF DOLLARS EXCEPT FOR RATIOS)
                                   (UNAUDITED)


                                                            FOR THE SIX MONTHS ENDED
                                                            JUNE 29,        JUNE 30,
                                                              1997            1996
                                                          -----------      -------
EARNINGS:

   Income before income taxes                              $  196,801       $  167,382

   Add (deduct):

        Interest on indebtedness                               33,176           25,337
        Portion of rents representative of the
          interest factor (a)                                   5,972            4,161
        Amortization of debt expense                              152              116
        Amortization of capitalized interest                    1,757            1,664
                                                           ----------       ----------

            Earnings as adjusted                           $  237,858       $  198,660
                                                           ==========       ==========

FIXED CHARGES:

        Interest on indebtedness                           $   33,176       $   25,337
        Portion of rents representative of the
          interest factor (a)                                   5,972            4,161
        Amortization of debt expense                              152              116
        Capitalized interest                                      442            1,470
                                                           ----------       ----------

            Total fixed charges                            $   39,742       $   31,084
                                                           ==========       ==========

RATIO OF EARNINGS TO FIXED CHARGES                               5.99             6.39
                                                           ==========       ==========


NOTE:

(a)     Portion of rents  representative  of the interest  factor  consists of one-third of rental expense for operating leases.

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